EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, Edward J. Heinrich, President of CE Generation, LLC (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

     (1) the Quarterly Report on Form 10-Q of the Company for the three-month period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  May 12, 2003



                                   /s/ Edward J. Heinrich
                                   ----------------------
                                       Edward J. Heinrich
                                           President
                                  (chief executive officer)

A signed original of this written statement required by Section 906 has been provided to CE Generation, LLC and will be retained by CE Generation, LLC and furnished to the Securities and Exchange Commission or its staff upon request.